UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 30, 2013
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 30, 2013, Delta Natural Gas Company, Inc. entered into a Modification Agreement with Branch Banking and Trust Company which amends the Company’s bank line of credit under the original Promissory Note and Addendum dated as of October 31, 2002 and subsequently modified as of October 31, 2003, October 31, 2004, August 12, 2005, August 31, 2007, June 30, 2009 and June 30, 2011.

Pursuant to the June 30, 2013 Modification Agreement, the scheduled termination date of the bank line of credit was extended to June 30, 2015.  The aggregate principal amount the Company may borrow under the bank line of credit remains at $40,000,000.  The interest on this line is determined monthly at the London Interbank Offered Rate plus 1.15% on the used bank line of credit.  The annual cost of the unused bank line of credit is .125%.

Except as provided in the Modification Agreement, all of the terms of the Promissory Note and Addendum remain in full force and effect.  The foregoing description of the Modification Agreement is a summary and is qualified in its entirety by reference to the Modification Agreement attached hereto as Exhibit 10(a), which is incorporated herein by reference to this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
	Exhibit No.	Description

	10(a)	Modification Agreement dated June 30, 2013 extending to June 30, 2015 the Promissory Note and Loan Agreement between the Registrant and Branch Banking and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: July 2, 2013	By:	/s/John B. Brown
John B. Brown
Chief Financial Officer, Treasurer and Secretary

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